Exhibit 99.1
DOLLAR TREE, INC. REPORTS RESULTS FOR THE
FOURTH QUARTER FISCAL 2024

•Review of Strategic Alternatives Concludes with Agreement to Sell Family Dollar
•Family Dollar Fourth Quarter and Full-Year Fiscal 2024 Results Are Reported as Discontinued Operations
•Dollar Tree Same-Store Net Sales +2.0% on +0.7% Traffic and +1.3% Ticket
•Diluted Loss per Share of $17.17 and Diluted Earnings per Share (EPS) from Continuing Operations of $1.86
•Adjusted Diluted EPS of $2.29, Including $2.11 from Continuing Operations and $0.18 from Discontinued Operations
•Full-Year Fiscal 2025 Outlook Ranges of $18.5 to $19.1 Billion for Net Sales and $5.00 to $5.50 for Adjusted EPS from Continuing Operations, Including $0.30 to $0.35 Negative Impact from Having Only Half-Year Benefit of Family Dollar TSA.
•First Quarter Fiscal 2025 Outlook Ranges of $4.5 to $4.6 Billion for Net Sales and $1.10 to $1.25 for Adjusted EPS from Continuing Operations, Including Full Shared-Service Expense Burden and No Benefit from Family Dollar TSA

CHESAPEAKE, Va. – March 26, 2025 – Dollar Tree, Inc. (NASDAQ: DLTR) today reported financial results for its fourth quarter ended February 1, 2025.

“In the fourth quarter, our team was focused on successfully closing out the year, bringing the strategic review to a favorable conclusion, and setting Dollar Tree on a path to realize its full potential to create long-term value for our associates, customers, and shareholders,” said Mike Creedon, Chief Executive Officer. “We finished 2024 on a high note with strong execution at Dollar Tree as growing customer acceptance of our expanded assortment drove sales momentum. With the sale of Family Dollar set to close later this year, we will be able to fully dedicate ourselves to Dollar Tree’s long-term growth, profitability, and returns on capital.”

Sale of Family Dollar

After a thorough review of strategic alternatives, on March 25, 2025, the Company entered into a definitive agreement to sell the Family Dollar business to Brigade and Macellum for a purchase consideration of $1,007.0 million, subject to a number of adjustments, including with respect to working capital and net indebtedness. The closing of the transaction is subject to satisfaction of customary closing conditions, including receipt of US antitrust approval. Net proceeds are estimated to total approximately $804 million. Additionally, we expect the economic impact of tax benefits from losses on the sale to be approximately $350 million. The deal is expected to close in approximately 90 days with the Family Dollar business remaining headquartered in Chesapeake, Virginia.

In the fourth quarter of 2024, the Company determined that the assets of the Family Dollar business met the criteria for classification as held for sale. As such, the results of Family Dollar are presented in Dollar Tree Inc.’s financial results as discontinued operations in the Consolidated Financial Statements for all periods presented and prior periods have been adjusted to conform to the current presentation.

Unless otherwise noted, all amounts and disclosures included in this press release reflect only continuing operations. For additional information, please refer to Note 15 in our Annual Report on Form 10-K to be filed today, March 26, 2025.

Additional Business Highlights

•Opened 33 new Dollar Tree stores, bringing full-year openings to 525
•Finished fiscal 2024 with approximately 2,900 Dollar Tree 3.0 multi-price format stores, including 2,600 conversions and 300 new stores.
•For the full year, generated $2.2 billion of net cash provided by operating activities of continuing operations and $893 million of free cash flow from continuing operations

Fourth Quarter 2024 Key Operating Results (unaudited) (from continuing operations unless otherwise noted)
(Compared to same period fiscal 2023)	Q4 Fiscal 2024	Change[1]

Net Sales	$5.0B	0.7%

Same-Store Net Sales Growth – Dollar Tree	2.0%

Operating Income	$534M	-26.5%
Diluted EPS	$1.86	-23.8%

Adjusted Operating Income[2]	$628M	-15.2%
Adjusted Diluted EPS[2]	$2.11	-15.3%
[1] [2]
Note that Q4 Fiscal 2023 included a 53rd week which affects year-over-year growth rates
Adjustments are impairments, strategic review costs, stock option acceleration costs, and other items. See “Reconciliation of Non-GAAP Financial Measures” below for detailed schedules of these charges.

Fourth Quarter Results

Results for the fourth quarter, ended February 1, 2025, are reported on a continuing operations basis and reflect the Family Dollar segment as discontinued operations. Continuing operations reflect the results of the Dollar Tree segment and corporate, support, and other.

Also, unless otherwise noted, all comparisons are to the prior year’s fourth quarter, ended February 3, 2024, which also have been adjusted to reflect the Family Dollar segment as discontinued operations. Finally, the prior year’s fourth quarter ended February 3, 2024, included an extra week which affects year-over-year comparisons.

Net sales increased 0.7% to $5.0 billion. Same-store net sales increased 2.0%, driven by a 0.7% increase in traffic and a 1.3% increase in average ticket.

Gross profit declined 2.8% to $1.9 billion and gross margin contracted 130 basis points to 37.6%. The decline in gross margin expansion was driven primarily by the loss of leverage from the extra week of sales in 2023, lower initial mark-on, and higher shrink, distribution, and markdown cost, partially offset by lower freight. Freight costs in the quarter include $25.0 million in accrual for duties related to an anti-dumping case for product imported in fiscal 2024.

Selling, general and administrative expenses increased 260 basis points to 27.0% of total revenue. The increase was driven primarily by software impairments and related contract termination costs in connection with the decision to sell the Family Dollar business, and higher expenses across depreciation, stock compensation, professional fees, utilities costs, and the loss of leverage from the extra week of sales in 2023. The increases were partially offset by lower general liability claim adjustments.

On an adjusted basis, which does not include software write-off, stock compensation, and professional fees, selling, general and administrative expenses increased 100 basis points to 25.1% of total revenue.

Operating income decreased 26.5% to $533.6 million and operating margin contracted 390 basis points to 10.7%. Adjusted operating income decreased 15.2% to $627.8 million and adjusted operating margin contracted 230 basis points to 12.6%.

The Company’s effective tax rate was 25.9% compared to 23.7%. Adjusted effective tax rate was 24.8% compared to 23.8%.

Income from continuing operations was $400.2 million and diluted earnings per share from continuing operations was $1.86. Adjusted net income was $454.8 million and adjusted diluted EPS was $2.11.

Year-to-Date Results

Results for the 52 weeks ended February 1, 2025, are reported on a continuing operations basis and reflect the Family Dollar segment as discontinued operations. Continuing operations reflect the results of our Dollar Tree segment and corporate, support, and other.

Also, unless otherwise noted, all comparisons are to the prior 53 weeks ended February 3, 2024, which also reflect the Family Dollar segment as discontinued operations.

Net sales increased 4.7% to $17.6 billion. Dollar Tree’s same-store sales increased 1.8%, driven by a 1.6% increase in traffic and a 0.1% increase in average ticket.

Gross profit increased 4.5% to $6.3 billion and gross margin was flat at 35.8%.

Selling, general and administrative expenses were 27.5% of total revenue, compared to 25.3%. On a non-GAAP basis, selling, general and administrative expenses were 26.9% of total revenue, compared to 25.2%.

Operating income decreased 17.6% to $1.5 billion and operating income margin decreased 230 basis points to 8.3%. Adjusted operating income decreased 12.7% to $1.6 billion and adjusted operating income margin decreased 180 basis points to 8.9%.

The Company’s effective tax rate was 24.7% compared to 23.8%. Adjusted effective tax rate was 24.2% compared to 23.8%.

Income from continuing operations was $1.0 billion and diluted earnings per share from continuing operations was $4.83. Adjusted income from continuing operations was $1.1 billion and adjusted diluted earnings per share from continuing operations was $5.10.

The Company repurchased 3.3 million shares for $403.6 million, including applicable excise tax.

On March 21, 2025, the Company entered into a new $1.5 billion Revolving Credit Facility, with JPMorgan Chase Bank, N.A., as agent, extending its previous $1.5 billion credit facility which was scheduled to expire in December 2026. Additionally, the Company entered into a $1.0 billion 364-Day Revolving Credit Facility ahead of its 4.00% Senior Notes due May 2025.

Fiscal 2025 Outlook

The Company is offering its full-year fiscal 2025 outlook on a continuing operations basis, reflecting the operations of our Dollar Tree segment, which includes corporate, support, and other. A reclassification of 2024 results into continuing, discontinued, and consolidated operations is provided in the supplemental schedules below.

The Company expects its full-year fiscal 2025 net sales from continuing operations to be in the range of $18.5 billion to $19.1 billion, based on comparable store net sales growth in the range of 3% to 5%.

Our outlook for adjusted diluted EPS from continuing operations includes SG&A costs associated with shared services that are provided to the Family Dollar business. These costs will be incurred for the entirety of fiscal year 2025. Under a Transition Services Agreement (TSA) that would begin with the anticipated closing of the sale in June 2025, the Family Dollar buyer will reimburse the Company for the cost of providing these services. Because Dollar Tree will bear the full year of the costs to support Family Dollar but only expects to receive offsetting reimbursement income in the second half of the year, the Company’s earnings full-year earnings will be negatively impacted by approximately $0.30 to $0.35, with that impact concentrated in the first two quarters of the fiscal year.

Adjusted diluted EPS from continuing operations is expected to range from $5.00 to $5.50.

First Quarter 2025 Outlook

The Company expects net sales from continuing operations for the first quarter will range from $4.5 billion to $4.6 billion, based on comparable store net sales growth in the range of 3% to 5%.

Adjusted diluted EPS for the first quarter 2025 is estimated to be in the range of $1.10 to $1.25, including the full burden of the Company’s shared services expense, with no benefit from the Family Dollar TSA, which is expected to commence with the close of the transaction.

While share repurchases are not included in the outlook, as of February 1, 2025 the Company has approximately $952 million remaining under its $2.5 billion share repurchase authorization, $1.3 billion of cash and cash equivalents, no borrowings under our revolver and no commercial paper outstanding.

Conference Call Information

On Wednesday, March 26, 2025, the Company will host a conference call to discuss its earnings results at 8:00 a.m. Eastern Time. The telephone number for the call is (877) 407-3943 or (201) 689-8855. A recorded version of the call will be available for seven days after the call and may be accessed by dialing (877) 660-6853 or (201) 612-7415. The access code is 13751721. A webcast of the call is also accessible through the Investor Relations portion of the Company’s website.

Supplemental financial information for the fourth quarter is available on the Investor Relations portion of the Company’s website, at https://corporate.dollartree.com/investors.

Dollar Tree, a Fortune 200 Company, operated 16,500 stores across 48 states and five Canadian provinces as of February 1, 2025. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). From time-to-time, the Company supplements the reporting of its financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP financial measures we have disclosed include adjusted selling, general and administrative expenses; adjusted selling, general and administrative expense rate; adjusted operating income (loss); adjusted operating income (loss) margin; adjusted net income; adjusted diluted earnings per share; and adjusted effective tax rate, in each case with respect to our continuing operations, discontinued operations, consolidated operations and segments; and free cash flow.

Reconciliations of the non-GAAP financial measures to the corresponding amounts prepared in accordance with GAAP appears in the tables under the heading “Reconciliation of Non-GAAP Financial Measures” below. These tables provide additional information regarding the adjusted measures.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our business and financial outlook for fiscal 2025, including without limitation our expectations regarding net sales, comparable store sales and adjusted diluted earnings per share for the first fiscal quarter and full fiscal year 2025, and various factors that are expected to impact our quarterly and annual results of operations for fiscal 2025; our plans and expectations regarding our business, including the impact of various initiatives, investments, and reviews on the company’s performance and prospects for long-term growth; and our other plans, objectives, expectations (financial and otherwise) and intentions. Our forward-looking statements also include statements regarding our pending sale of Family Dollar, which is subject to closing conditions and a number of adjustments to the purchase price, and which may not be completed in a timely fashion or at all, disrupt our business operations, be more difficult or costly than expected or fail to achieve the anticipated benefits. These statements are subject to risks and uncertainties. The following risks, among others, could have a material adverse impact on our sales, costs, profitability, financial performance or implementation of strategic initiatives: cost pressures from increases in merchandise, shipping, freight and fuel costs, wage and benefit and other operating costs; the imposition of duties, tariffs or other measures that create barriers or restrictions on trade, including anti-dumping or countervailing duty orders or other trade-related sanctions, and any retaliatory counter measures; risks associated with our merchandise supply chain and distribution network; increased competition from other retailers including online retailers; our product assortment and pricing; quality or safety concerns about our merchandise; product recalls; inflation or other changes in economic conditions or consumer spending habits; our ability to increase sales in existing stores and to expand our square footage profitably; seasonality; our ability to implement and anticipate the impact of important strategic initiatives; risks related to theft, asset loss and the security of our facilities; our ability to attract and retain qualified associates and key personnel; our reliance on third parties; our ability to access credit or capital markets, a downgrade of our credit ratings and/or increases in interest rates; any material failure, inadequacy, interruption or security failure of our computer and technology systems, including because of a cyberattack; operational disruptions or data theft due to potential unauthorized access to our systems; impairments of goodwill and other long-lived assets; the impact or legal proceedings, regulatory enforcement matters and our ability to comply with applicable laws; environmental, social and governance matters; changes to accounting standards, estimates or assumptions or in applicable laws; and geopolitical tensions, international disputes or conflicts, military confrontation, economic sanctions, piracy, acts of terrorism or natural or man-made disasters. For additional discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 20, 2024, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Robert A. LaFleur, 757-991-5645
Senior Vice President, Investor Relations
www.DollarTree.com
DLTR-E

DOLLAR TREE, INC.
FINANCIAL TABLES

T-1: Condensed Consolidated Statements of Operations     7
T-2: Condensed Consolidated Balance Sheets     8
T-3: Condensed Consolidated Statements of Cash Flows     9
T-4: Segment Information    10
T-5: Dollar Tree Segment Information     11
T-6: Family Dollar Segment     12
T-7: Reconciliation of Non-GAAP Financial Measures     13
T-7a: Reconciliation of Non-GAAP Financial Measures (continued)    14
T-8: Reconciliation of Non-GAAP Financial Measures – Continuing Operations     15
T-8a: Reconciliation of Non-GAAP Financial Measures – Continuing Operations (continued)    16
T-9: Reconciliation of Non-GAAP Financial Measures – Dollar Tree Segment     17
T-10: Reconciliation of Non-GAAP Financial Measures – Corporate, Support and Other     18
T-11: Reconciliation of Non-GAAP Financial Measures – Continuing Operations     19
T-11a: Reconciliation of Non-GAAP Financial Measures – Continuing Operations (cont’d)    20
T-12: Reconciliation of Non-GAAP Financial Measures – Discontinued Operations     21
T-12a: Reconciliation of Non-GAAP Financial Measures – Discontinued Operations (cont’d)    22
T-12b: Reconciliation of Non-GAAP Financial Measures – Discontinued Operations (cont’d)    23
T-13a: Reconciliation of Non-GAAP Financial Measures – Consolidated    24
T-13b: Reconciliation of Non-GAAP Financial Measures – Consolidated (continued)     25
T-13c: Reconciliation of Non-GAAP Financial Measures – Consolidated (continued)    26
T-14: Reconciliation of Non-GAAP Financial Measures – Free Cash Flow     27

T-1
DOLLAR TREE, INC.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Revenues
Net sales	$4,996.7	$4,961.4	$17,565.8	$16,770.3
Other revenue	3.1	2.9	12.7	10.8
Total revenue	4,999.8	4,964.3	17,578.5	16,781.1
Expenses
Cost of sales	3,116.9	3,028.2	11,284.1	10,761.4
Selling, general and administrative expenses	1,349.3	1,210.5	4,832.4	4,245.2
Operating income	533.6	725.6	1,462.0	1,774.5
Interest expense, net	22.6	27.6	107.5	112.5
Other (income) expense, net	(29.3)	(0.1)	(29.1)	0.1
Income from continuing operations before income taxes	540.3	698.1	1,383.6	1,661.9
Provision for income taxes	140.1	165.7	341.1	396.1
Income from continuing operations	400.2	532.4	1,042.5	1,265.8
Income (loss) from discontinued operations, net of tax	(4,096.1)	(2,242.2)	(4,072.6)	(2,264.2)
Net income (loss)	$(3,695.9)	$(1,709.8)	$(3,030.1)	$(998.4)
Net earnings (loss) per share:
Basic from continuing operations	$1.86	$2.44	$4.83	$5.77
Basic from discontinued operations	(19.04)	(10.29)	(18.88)	(10.32)
Basic per share of common stock	$(17.18)	$(7.85)	$(14.05)	$(4.55)
Basic weighted average number of shares	215.1	217.9	215.7	219.5

Diluted from continuing operations	$1.86	$2.44	$4.83	$5.76
Diluted from discontinued operations	(19.03)	(10.27)	(18.86)	(10.30)
Diluted per share of common stock	$(17.17)	$(7.83)	$(14.03)	$(4.54)
Diluted weighted average number of shares	215.3	218.3	215.9	219.9

Selling, general and administrative expense rate	27.0%	24.4%	27.5%	25.3%
Operating income margin	10.7%	14.6%	8.3%	10.6%
Income from continuing operations before income taxes as percentage of total revenue	10.8%	14.1%	7.9%	9.9%
Effective tax rate	25.9%	23.7%	24.7%	23.8%
Income from continuing operations as percentage of total revenue	8.0%	10.7%	5.9%	7.5%

The selling, general and administrative expense rate and operating income margin are calculated by dividing the applicable amount by total revenue.
Amounts in tables above may not recalculate due to rounding

T-2
DOLLAR TREE, INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	February 1, 2025	February 3, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$1,256.5	$425.2
Merchandise inventories	2,672.0	2,495.8
Other current assets	169.8	141.3
Current assets of discontinued operations	5,008.9	3,070.4
Total current assets	9,107.2	6,132.7
Restricted cash	75.7	72.3
Property, plant and equipment, net	4,499.3	3,822.1
Operating lease right-of-use assets	4,146.4	3,672.7
Goodwill	421.2	423.3
Deferred income taxes, net	260.6	9.0
Other assets	133.6	99.4
Noncurrent assets of discontinued operations	—	7,792.0
Total assets	$18,644.0	$22,023.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1,000.0	$—
Current portion of operating lease liabilities	960.7	899.8
Accounts payable	1,705.8	1,167.1
Income taxes payable	120.1	52.7
Other current liabilities	574.4	578.3
Current liabilities of discontinued operations	4,224.9	1,998.8
Total current liabilities	8,585.9	4,696.7
Long-term debt, net, excluding current portion	2,431.2	3,426.3
Operating lease liabilities, long-term	3,438.7	3,042.3
Deferred income taxes, net	—	841.1
Income taxes payable, long-term	28.2	22.0
Other liabilities	182.6	143.5
Noncurrent liabilities of discontinued operations	—	2,538.5
Total liabilities	14,666.6	14,710.4
Shareholders' equity	3,977.4	7,313.1
Total liabilities and shareholders' equity	$18,644.0	$22,023.5

T-3
DOLLAR TREE, INC.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	52 Weeks Ended	53 Weeks Ended
	February 1, 2025	February 3, 2024
Cash flows from operating activities:
Net income (loss)	$(3,030.1)	$(998.4)
Income (loss) from discontinued operations, net of tax	(4,072.6)	(2,264.2)
Income from continuing operations	$1,042.5	$1,265.8
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	526.9	400.5
Provision for deferred income taxes	49.3	55.1
Stock-based compensation expense	106.9	76.3
Impairments	52.1	10.9
Other non-cash adjustments to income from continuing operations	20.0	8.6
Changes in operating assets and liabilities:
Merchandise inventories	(182.6)	488.2
Other current assets	(32.8)	(37.9)
Other assets	(78.1)	(54.5)
Accounts payable	541.4	87.9
Income taxes payable	110.6	67.2
Other current liabilities	14.4	92.4
Other liabilities	45.4	14.5
Operating lease right-of-use assets and liabilities, net	(22.7)	(74.2)
Net cash provided by operating activities of continuing operations	2,193.3	2,400.8
Cash flows from investing activities:
Capital expenditures	(1,300.5)	(1,193.8)
Proceeds from insurance recoveries	50.0	—
Proceeds from (payments for) fixed asset disposition	1.1	(1.0)
Net cash used in investing activities of continuing operations	(1,249.4)	(1,194.8)
Cash flows from financing activities:
Proceeds from commercial paper notes	3,206.1	1,067.9
Repayments of commercial paper notes	(3,206.1)	(1,067.9)
Proceeds from stock issued pursuant to stock-based compensation plans	9.8	10.0
Cash paid for taxes on exercises/vesting of stock-based compensation	(21.1)	(40.0)
Payments for repurchase of stock	(400.0)	(500.0)
Net cash used in financing activities	(411.3)	(530.0)
Cash flows from discontinued operations:
Net cash provided by operating activities of discontinued operations	669.2	283.7
Net cash used in investing activities of discontinued operations	(446.0)	(912.8)
Net cash provided by (used in) discontinued operations	223.2	(629.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.8)	(1.0)
Net change in cash, cash equivalents and restricted cash	754.0	45.9
Cash, cash equivalents and restricted cash at beginning of period	757.2	711.3
Cash, cash equivalents and restricted cash at end of period	$1,511.2	$757.2

T-4
DOLLAR TREE, INC.
Segment Information
(In millions)
(Unaudited)

	13 Weeks Ended		14 Weeks Ended		52 Weeks Ended		53 Weeks Ended
	February 1, 2025		February 3, 2024		February 1, 2025		February 3, 2024
Net Sales:
Dollar Tree	$4,996.7		$4,961.4		$17,565.8		$16,770.3
Corporate, support and other	—		—		—		—
Total net sales	$4,996.7		$4,961.4		$17,565.8		$16,770.3
Other revenue:
Dollar Tree	$—		$—		$0.1		$0.1
Corporate, support and other	3.1		2.9		12.6		10.7
Total other revenue	$3.1		$2.9		$12.7		$10.8
Total Revenue:
Dollar Tree	$4,996.7		$4,961.4		$17,565.9		$16,770.4
Corporate, support and other	3.1		2.9		12.6		10.7
Total revenue	$4,999.8		$4,964.3		$17,578.5		$16,781.1
Cost of sales:
Dollar Tree	$3,116.9	62.4%	$3,028.2	61.0%	$11,284.1	64.2%	$10,761.4	64.2%
Corporate, support and other	—	—	—	—	—	—	—	—
Total cost of sales	$3,116.9	62.4%	$3,028.2	61.0%	$11,284.1	64.2%	$10,761.4	64.2%
Gross profit:
Dollar Tree	$1,879.8	37.6%	$1,933.2	39.0%	$6,281.7	35.8%	$6,008.9	35.8%
Corporate, support and other	—	—	—	—	—	—	—	—
Total gross profit	$1,879.8	37.6%	$1,933.2	39.0%	$6,281.7	35.8%	$6,008.9	35.8%
Selling, general and administrative expenses:
Dollar Tree	$1,120.7	22.4%	$1,070.6	21.6%	$4,193.2	23.9%	$3,730.2	22.2%
Corporate, support and other[1]	228.6	4.6%	139.9	2.8%	639.2	3.6%	515.0	3.1%
Total selling, general and administrative expenses	$1,349.3	27.0%	$1,210.5	24.4%	$4,832.4	27.5%	$4,245.2	25.3%
Operating income (loss):
Dollar Tree	$759.1	15.2%	$862.6	17.4%	$2,088.6	11.9%	$2,278.8	13.6%
Corporate, support and other[1]	(225.5)	(4.5%)	(137.0)	(2.8%)	(626.6)	(3.6%)	(504.3)	(3.0%)
Total operating income	$533.6	10.7%	$725.6	14.6%	$1,462.0	8.3%	$1,774.5	10.6%
[1]Corporate, support and other SG&A expenses and operating loss shown as a percentage of total revenue for continuing operations

T-5
DOLLAR TREE, INC.
Dollar Tree Segment Information
(Unaudited)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Store Count:
Beginning	8,868	8,272	8,415	8,134
New stores	33	146	525	333
Stores converted from Family Dollar (a)	4	10	12	15
Closings	(24)	(13)	(71)	(67)
Ending	8,881	8,415	8,881	8,415
Selling Square Footage (in millions)	78.4	73.1	78.4	73.1
Growth Rate (Square Footage)	7.3%	3.7%	7.3%	3.7%

Sales per Square Foot (b)			$232	$234
(a)	Stores converted from a Family Dollar store to a Dollar Tree store are reflected in the table above when they re-opened as a Dollar Tree store.
(b)	Sales per square foot is calculated based on total net sales for the reporting period divided by the average selling square footage during the period.

T-6
DOLLAR TREE, INC.
Family Dollar Segment
(reported as discontinued operations)
(Unaudited)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
(In millions)	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Revenues:
Net sales	$3,260.4	$3,671.5	$13,252.1	$13,811.3
Other revenue	5.6	4.1	15.0	11.4
Total revenue	$3,266.0	$3,675.6	$13,267.1	$13,822.7

Cost of sales	$2,400.5	$2,833.1	$9,894.5	$10,510.6
Gross profit	$859.9	$838.4	$3,357.6	$3,300.7
Gross margin	26.4%	22.8%	25.3%	23.9%

Selling, general and administrative expenses	$2,719.0	$3,459.0	$5,197.4	$5,968.4
SG&A rate	83.3%	94.1%	39.2%	43.2%
Operating loss	$(1,853.5)	$(2,616.5)	$(1,824.8)	$(2,656.3)
Operating margin	(56.8%)	(71.2%)	(13.8%)	(19.2%)

Store Count:
Beginning	7,722	8,350	8,359	8,206
New stores	1	73	76	308
Stores converted from Family Dollar (a)	(1)	(5)	(15)	(15)
Closings	(100)	(59)	(798)	(140)
Ending	7,622	8,359	7,622	8,359
Selling Square Footage (in millions)	58.3	63.7	58.3	63.7
Growth Rate (Square Footage)	(8.5%)	3.4%	(8.5%)	3.4%

Sales per Square Foot (b)			$217	$220
(a)	Stores converted from a Family Dollar store to a Dollar Tree store are reflected in the table above when the Family Dollar store closed.
(b)	Sales per square foot is calculated based on total net sales for the reporting period divided by the average selling square footage during the period.

T-7
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

From time-to-time, the Company discloses certain financial measures not derived in accordance with GAAP. These non-GAAP financial measures should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purposes of analyzing operating performance, financial position, liquidity, or cash flows. The non-GAAP financial measures we have disclosed include adjusted gross profit; adjusted gross profit margin; adjusted selling, general and administrative expenses; adjusted selling, general and administrative expense rate; adjusted operating income (loss); adjusted operating income (loss) margin; adjusted net income; adjusted diluted earnings per share; and adjusted effective tax rate, in each case with respect to our continuing operations, discontinued operations, consolidated operations and segments; and free cash flow. The Company believes providing additional information in these non-GAAP measures that exclude the unusual expenses described below is beneficial to the users of its financial statements in evaluating the Company's current operating results in relation to past periods. In addition, the Company's debt covenants exclude the impact of certain unusual expenses. The Company has included a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures in the following tables.
1.)	In the first quarter of fiscal 2024, the Company reduced its legal reserve by $2.5 million for West Memphis-related matters based on updated information.
2.)	During the fourth quarter of fiscal 2023, we announced that we had initiated a comprehensive store portfolio optimization review which involved identifying stores for closure, relocation or re-bannering based on an evaluation of current market conditions and individual store performance, among other factors. In connection with this portfolio optimization review, we have closed approximately 695 Family Dollar stores and incurred $27.5 million of costs in fiscal 2024 including severance and retention expenses for impacted associates and other related closure costs. This included the closure of approximately 25 Family Dollar stores during the fourth quarter of fiscal 2024 and $1.8 million of costs incurred.
3.)	During the first quarter of fiscal 2024, a tornado destroyed our Dollar Tree distribution center in Marietta, Oklahoma ("DC 8"). We incurred losses totaling $124.0 million in fiscal 2024, consisting of $70.0 million related to damaged inventory and $54.0 million related to property and equipment, which are fully insured and therefore not contemplated in the non-GAAP adjustments below. Through the end of fiscal 2024, we have received insurance proceeds totaling $100.0 million related to damaged inventory, including $55.0 million in the fourth quarter of fiscal 2024. We recorded a gain of $30.0 million for the excess of the insurance proceeds received for damaged inventory over the losses incurred. No gain has been recorded in fiscal 2024 for the $50.0 million of insurance proceeds received for our property and equipment losses. In the second quarter of fiscal 2024, we accrued $2.2 million of severance-related costs for employees at DC 8, and reduced our final severance accrual in the fourth quarter of fiscal 2024 by $0.2 million.
4.)	During the second quarter of fiscal 2024, we announced that we had initiated a formal review of strategic alternatives for the Family Dollar business segment, which could include among others, a potential sale, spin-off or other disposition of the business. Since the second quarter of fiscal 2024, we incurred consulting and other expenses totaling $33.8 million related to the strategic review, including $19.3 million during the fourth quarter of fiscal 2024. This strategic alternatives review concluded in the fourth quarter of fiscal 2024 and resulted in the decision to sell the Family Dollar business. The Company determined the assets of the Family Dollar business met the criteria for classification as held for sale and have included its results as discontinued operations in our consolidated financial statements. As a result of the classification of the Family Dollar business as held for sale, the Company determined that the fair value of the Family Dollar business, including costs to sell was lower than its carrying value and we recorded a $3,438.7 million loss. The Company has ceased depreciating and amortizing its long-lived assets for Family Dollar, which resulted in increases to gross profit of $48.7 million and reductions in selling, general and administrative costs of $35.3 million in the fourth quarter of fiscal 2024.
5.)	In connection with the decision to sell the Family Dollar business in the fourth quarter of fiscal 2024, the Company recorded software impairments and related contract termination costs of approximately $58.0 million related to dual-banner merchandising and store system projects that were not fully implemented and were cancelled.
6.)	In the fourth quarter of fiscal 2024, the Company performed its annual impairment testing of goodwill and nonamortizing intangible assets. The impairment test of nonamortizing intangible assets indicated that the carrying value of the Family Dollar trade name exceeded its estimated fair value resulting in the recognition of a $1,400.0 million impairment charge in the fourth quarter of fiscal 2024. The goodwill impairment test indicated that the fair value of the Family Dollar reporting unit was lower than its carrying value resulting in the recognition of a $490.5 million impairment charge in the fourth quarter of fiscal 2024.
7.)	In the fourth quarter of fiscal 2024, the Company performed a review of events or changes in circumstances that indicate whether the carrying amount of store-related asset groups may not be recoverable. As a result of this review, we identified underperforming stores within the Family Dollar business that indicated that the carrying amount of their long-lived assets may not be recoverable and recorded $79.6 million of impairment charges for operating lease ROU assets and property and equipment.

T-7a
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

8.)	In the fourth quarter of fiscal 2024, Richard W. Dreiling, Executive Chairman and Chief Executive Officer resigned from the Company. As a result, $27.1 million of expense was recognized in the fourth quarter of fiscal 2024 related to the accelerated vesting of an additional number of options pursuant to the terms of his Executive Agreement with the Company effective March 19, 2022, as amended January 25, 2023.
In addition, the Company discloses free cash flow, a non-GAAP financial measure that we calculate as net cash provided by operating activities less capital expenditures. The Company believes free cash flow is an important indicator of our liquidity as it measures the amount of cash we generate from our business operations. Free cash flow may not represent the amount of cash flow available for general discretionary use, because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations. The Company has included a reconciliation of free cash flow to the most comparable GAAP measures in the following tables.
A reconciliation of the projected adjusted diluted EPS, which is a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. GAAP measures may include the impact of such items as litigation reserves; restructuring charges; goodwill and intangible asset impairments; natural disasters; our store portfolio optimization review and strategic review and pending sale of Family Dollar, and the tax effect of all such items. Historically, the company has excluded these items from non-GAAP financial measures. The company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business or reaching settlement of a legal dispute, are inherently unpredictable as to if or when they may occur. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.

T-8
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures - Continuing Operations
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Reconciliation of Adjusted Selling, General and Administrative Expenses - Dollar Tree Segment
Selling, general and administrative expenses - GAAP	$1,120.7	$1,070.6	$4,193.2	$3,730.2
Deduct: Strategic review costs	(8.8)	—	(10.0)	—
Add/Deduct: Severance	0.2	—	(2.0)	—
Deduct: Long-lived asset impairment	—	(10.8)	—	(10.8)
Adjusted selling, general and administrative expenses (Non-GAAP)	$1,112.1	$1,059.8	$4,181.2	$3,719.4
Adjusted selling, general and administrative expense rate	22.3%	21.4%	23.8%	22.1%

Reconciliation of Adjusted Operating Income - Dollar Tree Segment
Operating income (GAAP)	$759.1	$862.6	$2,088.6	$2,278.8
Add: Strategic review costs	8.8	—	10.0	—
Add/Deduct: Severance	(0.2)	—	2.0	—
Add: Long-lived asset impairment	—	10.8	—	10.8
Adjusted operating income (Non-GAAP)	$767.7	$873.4	$2,100.6	$2,289.6
Adjusted operating income margin (Non-GAAP)	15.4%	17.6%	12.0%	13.7%

Reconciliation of Adjusted Selling, General and Administrative Expenses - Continuing Operations
Selling, general and administrative expenses - GAAP	$1,349.3	$1,210.5	$4,832.4	$4,245.2
Deduct: Strategic review costs	(9.1)	—	(10.3)	—
Add/Deduct: Severance	0.2	—	(2.0)	—
Add/Deduct: Store closure costs	0.1	—	(2.3)	—
Deduct: Software impairments and termination costs	(58.3)	—	(58.3)	—
Deduct: Stock option acceleration cost	(27.1)	—	(27.1)	—
Deduct: Long-lived asset impairment	—	(10.8)	—	(10.8)
Deduct: Other consulting fees	—	(4.3)	—	(4.3)
Adjusted selling, general and administrative expenses (Non-GAAP)	$1,255.1	$1,195.4	$4,732.4	$4,230.1
Adjusted selling, general and administrative expense rate	25.1%	24.1%	26.9%	25.2%

Reconciliation of Adjusted Operating Income - Continuing Operations
Operating income (GAAP)	$533.6	$725.6	$1,462.0	$1,774.5
Add: Strategic review costs	9.1	—	10.3	—
Add/Deduct: Severance	(0.2)	—	2.0	—
Add/Deduct: Store closure costs	(0.1)	—	2.3	—
Add: Software impairments and termination costs	58.3	—	58.3	—
Add: Stock option acceleration cost	27.1	—	27.1	—
Add: Long-lived asset impairment	—	10.8	—	10.8
Add: Other consulting fees	—	4.3	—	4.3
Adjusted operating income (Non-GAAP)	$627.8	$740.7	$1,562.0	$1,789.6
Adjusted operating income margin (Non-GAAP)	12.6%	14.9%	8.9%	10.7%

T-8a
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures - Continuing Operations
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Reconciliation of Adjusted Income from Continuing Operations
Income from Continuing Operations (GAAP)	$400.2	$532.4	$1,042.5	$1,265.8
SG&A adjustments:
Add: Strategic review costs	9.1	—	10.3	—
Add/Deduct: Severance	(0.2)	—	2.0	—
Add/Deduct: Store closure costs	(0.1)	—	2.3	—
Add: Software impairments and termination costs	58.3	—	58.3	—
Add: Stock option acceleration cost	27.1	—	27.1	—
Add: Long-lived asset impairment	—	10.8	—	10.8
Add: Other consulting fees	—	4.3	—	4.3
Non-operating adjustment:
Deduct: Non-operating insurance gain	(29.7)	—	(29.7)	—
Provision for income tax adjustments	(9.9)	(3.8)	(11.2)	(3.8)
Adjusted income from continuing operations (Non-GAAP)	$454.8	$543.7	$1,101.6	$1,277.1
Adjusted income from continuing operations as percentage of total revenue (Non-GAAP)	9.1%	11.0%	6.3%	7.6%

Reconciliation of Adjusted Diluted Earnings Per Share - Continuing Operations
Diluted earnings per share - continuing operations (GAAP)	$1.86	$2.44	$4.83	$5.76
SG&A adjustments:
Add: Strategic review costs	0.04	—	0.05	—
Add/Deduct: Severance	—	—	0.01	—
Add/Deduct: Store closure costs	—	—	0.01	—
Add: Software impairments and termination costs	0.27	—	0.27	—
Add: Stock option acceleration cost	0.13	—	0.13	—
Add: Long-lived asset impairment	—	0.05	—	0.05
Add: Other consulting fees	—	0.02	—	0.02
Non-operating adjustment:
Deduct: Non-operating insurance gain	(0.14)	—	(0.14)	—
Provision for income tax adjustments	(0.05)	(0.02)	(0.05)	(0.02)
Adjusted diluted earnings per share - continuing operations (Non-GAAP)	$2.11	$2.49	$5.10	$5.81

Reconciliation of Adjusted Effective Tax Rate - Continuing Operations
Effective tax rate (GAAP)	25.9%	23.7%	24.7%	23.8%
Add/deduct: tax impact of non-GAAP adjustments	(1.1%)	0.1%	(0.5%)	—%
Consolidated adjusted effective tax rate (non-GAAP)	24.8%	23.8%	24.2%	23.8%

Amounts in tables above may not recalculate due to rounding

T-9
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
Dollar Tree Segment
(In millions)
(Unaudited)

	13 Weeks Ended				52 Weeks Ended
	May 4, 2024	August 3, 2024	November 2, 2024	February 1, 2025	February 1, 2025
Revenues:
Net sales	$4,165.6	$4,065.5	$4,338.0	$4,996.7	$17,565.8
Other revenue	—	—	0.1	—	0.1
Total revenue	4,165.6	4,065.5	4,338.1	4,996.7	17,565.9
Expenses:
Cost of sales	2,689.1	2,674.2	2,803.9	3,116.9	11,284.1
Selling, general and administrative expenses	954.2	1,049.3	1,069.0	1,120.7	4,193.2
Operating income	$522.3	$342.0	$465.2	$759.1	$2,088.6

Gross profit margin	35.4%	34.2%	35.4%	37.6%	35.8%
Selling, general and administrative expense rate	22.9%	25.8%	24.6%	22.4%	23.9%
Operating income margin	12.5%	8.4%	10.7%	15.2%	11.9%

Reconciliation of Adjusted Selling, General and Administrative Expenses - Dollar Tree Segment
Selling, general and administrative expenses - GAAP	$954.2	$1,049.3	$1,069.0	$1,120.7	$4,193.2
Deduct: Strategic review costs	—	—	(1.2)	(8.8)	(10.0)
Add/Deduct: Severance	—	(2.2)	—	0.2	(2.0)
Adjusted selling, general and administrative expenses (Non-GAAP)	$954.2	$1,047.1	$1,067.8	$1,112.1	$4,181.2
Adjusted selling, general and administrative expense rate (Non-GAAP)	22.9%	25.8%	24.6%	22.3%	23.8%

Reconciliation of Adjusted Operating Income - Dollar Tree Segment
Operating income (GAAP)	$522.3	$342.0	$465.2	$759.1	$2,088.6
Add: Strategic review costs	—	—	1.2	8.8	10.0
Add/Deduct: Severance	—	2.2	—	(0.2)	2.0
Adjusted operating income (Non-GAAP)	$522.3	$344.2	$466.4	$767.7	$2,100.6
Adjusted operating income margin (Non-GAAP)	12.5%	8.4%	10.7%	15.4%	12.0%

Amounts in tables above may not recalculate due to rounding

T-10
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
Corporate, Support and Other
(In millions)
(Unaudited)

	13 Weeks Ended				52 Weeks Ended
	May 4, 2024	August 3, 2024	November 2, 2024	February 1, 2025	February 1, 2025
Revenues:
Net sales	$—	$—	$—	$—	$—
Other revenue	3.3	3.1	3.1	3.1	12.6
Total revenue	3.3	3.1	3.1	3.1	12.6
Expenses:
Cost of sales	—	—	—	—	—
Selling, general and administrative	143.7	129.3	137.6	228.6	639.2
Operating loss	$(140.4)	$(126.2)	$(134.5)	$(225.5)	$(626.6)

Selling, general and administrative expense rate[1]	1.9%	1.8%	1.8%	2.8%	2.1%
Operating loss margin[1]	(1.8%)	(1.7%)	(1.8%)	(2.7%)	(2.0%)

Reconciliation of Adjusted Selling, General and Administrative Expenses - Corporate, Support and Other
Selling, general and administrative expenses - GAAP	$143.7	$129.3	$137.6	$228.6	$639.2
Add/Deduct: Store closure costs	(0.7)	(1.8)	0.1	0.1	(2.3)
Deduct: Strategic review costs	—	—	—	(0.3)	(0.3)
Deduct: Software impairments and termination costs	—	—	—	(58.3)	(58.3)
Deduct: Stock option acceleration cost	—	—	—	(27.1)	(27.1)
Adjusted selling, general and administrative expenses (Non-GAAP)	$143.0	$127.5	$137.7	$143.0	$551.2
Adjusted selling, general and administrative expense rate[1]	1.9%	1.7%	1.8%	1.7%	1.8%

Reconciliation of Adjusted Operating Loss - Corporate, Support and Other
Operating loss (GAAP)	$(140.4)	$(126.2)	$(134.5)	$(225.5)	$(626.6)
Add/Deduct: Store closure costs	0.7	1.8	(0.1)	(0.1)	2.3
Add: Strategic review costs	—	—	—	0.3	0.3
Add: Software impairments and termination costs	—	—	—	58.3	58.3
Add: Stock option acceleration cost	—	—	—	27.1	27.1
Adjusted operating loss (Non-GAAP)	$(139.7)	$(124.4)	$(134.6)	$(139.9)	$(538.6)
Adjusted operating loss margin (Non-GAAP)[1]	(1.8%)	(1.7%)	(1.8%)	(1.7%)	(1.7%)
[1]Selling, general and administrative rate and operating loss margin are calculated as a percentage of total enterprise revenue

Amounts in tables above may not recalculate due to rounding

T-11
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
Continuing Operations
(In millions)
(Unaudited)

	13 Weeks Ended				52 Weeks Ended
	May 4, 2024	August 3, 2024	November 2, 2024	February 1, 2025	February 1, 2025
Revenues:
Net sales	$4,165.6	$4,065.5	$4,338.0	$4,996.7	$17,565.8
Other revenue	3.3	3.1	3.2	3.1	12.7
Total revenue	4,168.9	4,068.6	4,341.2	4,999.8	17,578.5
Expenses:
Cost of sales	2,689.1	2,674.2	2,803.9	3,116.9	11,284.1
Selling, general and administrative expenses	1,097.9	1,178.6	1,206.6	1,349.3	4,832.4
Operating income	381.9	215.8	330.7	533.6	1,462.0

Interest expense, net	26.7	29.9	28.3	22.6	107.5
Other (income) expense, net	0.1	—	0.1	(29.3)	(29.1)
Income from continuing operations before income taxes	355.1	185.9	302.3	540.3	1,383.6
Provision for income taxes	87.4	43.6	70.0	140.1	341.1
Income from continuing operations	$267.7	$142.3	$232.3	$400.2	$1,042.5

Basic earnings per share:
Continuing operations	$1.23	$0.66	$1.09	$1.86	$4.83
Weighted average number of shares	217.8	215.0	215.0	215.1	215.7

Diluted earnings per share:
Continuing operations	$1.23	$0.66	$1.08	$1.86	$4.83
Weighted average number of shares	218.1	215.2	215.2	215.3	215.9

Gross profit margin	35.4%	34.2%	35.4%	37.6%	35.8%
Selling, general and administrative expense rate	26.3%	29.0%	27.8%	27.0%	27.5%
Operating income margin	9.2%	5.3%	7.6%	10.7%	8.3%
Income from continuing operations before income taxes as percentage of total revenue	8.5%	4.6%	7.0%	10.8%	7.9%
Effective tax rate	24.6%	23.5%	23.2%	25.9%	24.7%
Income from continuing operations as percentage of total revenue	6.4%	3.5%	5.4%	8.0%	5.9%

Reconciliation of Adjusted Selling, General and Administrative Expenses - Continuing Operations
Selling, general and administrative expenses - GAAP	$1,097.9	$1,178.6	$1,206.6	$1,349.3	$4,832.4
Deduct: Strategic review costs	—	—	(1.2)	(9.1)	(10.3)
Add/Deduct: Severance	—	(2.2)	—	0.2	(2.0)
Add/Deduct: Store closure costs	(0.7)	(1.8)	0.1	0.1	(2.3)
Deduct: Software impairments and termination costs	—	—	—	(58.3)	(58.3)
Deduct: Stock option acceleration cost	—	—	—	(27.1)	(27.1)
Adjusted selling, general and administrative expenses (Non-GAAP)	$1,097.2	$1,174.6	$1,205.5	$1,255.1	$4,732.4
Adjusted selling, general and administrative expense rate	26.3%	28.9%	27.8%	25.1%	26.9%

T-11a
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
Continuing Operations
(In millions)
(Unaudited)

	13 Weeks Ended							52 Weeks Ended
	May 4, 2024		August 3, 2024		November 2, 2024		February 1, 2025	February 1, 2025
Reconciliation of Adjusted Operating Income - Continuing Operations
Operating income (GAAP)	$381.9		$215.8		$330.7		$533.6	$1,462.0
Add: Strategic review costs	—		—		1.2		9.1	10.3
Add/Deduct: Severance	—		2.2	—	—	—	(0.2)	2.0
Add/Deduct: Store closure costs	0.7		1.8	—	(0.1)	—	(0.1)	2.3
Add: Software impairments and termination costs	—		—	—	—	—	58.3	58.3
Add: Stock option acceleration cost	—		—	—	—	—	27.1	27.1
Adjusted operating income (Non-GAAP)	$382.6		$219.8		$331.8		$627.8	$1,562.0
Adjusted operating income margin (Non-GAAP)	9.2%		5.4%		7.6%		12.6%	8.9%

Reconciliation of Adjusted Income from Continuing Operations
Income from Continuing Operations (GAAP)	$267.7		$142.3		$232.3		$400.2	$1,042.5
SG&A adjustments:
Add: Strategic review costs	—		—		1.2		9.1	10.3
Add/Deduct: Severance	—		2.2		—		(0.2)	2.0
Add/Deduct: Store closure costs	0.7		1.8		(0.1)		(0.1)	2.3
Add: Software impairments and termination costs	—		—		—		58.3	58.3
Add: Stock option acceleration cost	—		—		—		27.1	27.1
Non-operating adjustment:
Deduct: Non-operating insurance gain	—		—		—		(29.7)	(29.7)
Provision for income tax adjustments	—	—	(1.0)		(0.3)		(9.9)	(11.2)
Adjusted income from continuing operations (Non-GAAP)	$268.4		$145.3		$233.1		$454.8	$1,101.6
Adjusted income from continuing operations as percentage of total revenue (Non-GAAP)	6.4%		3.6%		5.4%		9.1%	6.3%

Reconciliation of Adjusted Diluted Earnings Per Share - Continuing Operations
Diluted earnings per share - continuing operations (GAAP)	$1.23		$0.66		$1.08		$1.86	$4.83
SG&A adjustments:
Add: Strategic review costs	—		—		0.01		0.04	0.05
Add/Deduct: Severance	—		0.01		—		—	0.01
Add/Deduct: Store closure costs	—		0.01		—		—	0.01
Add: Software impairments and termination costs	—		—		—		0.27	0.27
Add: Stock option acceleration cost	—		—		—		0.13	0.13
Non-operating adjustment:
Deduct: Non-operating insurance gain	—		—		—		(0.14)	(0.14)
Provision for income tax adjustments	—		—		—		(0.05)	(0.05)
Adjusted diluted earnings per share - Continuing Operations (Non-GAAP)	$1.23		$0.68		$1.08		$2.11	$5.10

Reconciliation of Adjusted Effective Tax Rate
Effective tax rate (GAAP)	24.6%		23.5%		23.2%		25.9%	24.7%
Add/deduct: tax impact of non-GAAP adjustments	—%		—%		—%		(1.1%)	(0.5%)
Consolidated adjusted effective tax rate (non-GAAP)	24.6%		23.5%		23.2%		24.8%	24.2%

Amounts in tables above may not recalculate due to rounding

T-12
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
Discontinued Operations
(In millions)
(Unaudited)

	13 Weeks Ended				52 Weeks Ended
	May 4, 2024	August 3, 2024	November 2, 2024	February 1, 2025	February 1, 2025
Revenues:
Net sales	$3,460.8	$3,307.2	$3,223.7	$3,260.4	$13,252.1
Other revenue	3.1	3.0	3.3	5.6	15.0
Total revenue	3,463.9	3,310.2	3,227.0	3,266.0	13,267.1
Expenses:
Cost of sales	2,589.6	2,484.0	2,420.4	2,400.5	9,894.5
Selling, general and administrative expenses	835.6	838.9	803.9	2,719.0	5,197.4
Operating income (loss)	38.7	(12.7)	2.7	(1,853.5)	(1,824.8)

Interest income	2.3	1.0	0.8	1.4	5.5
Loss from classification to held for sale	—	—	—	3,438.8	3,438.8
Income (loss) from discontinued operations before income taxes	41.0	(11.7)	3.5	(5,290.9)	(5,258.1)
Provision for income taxes	8.6	(1.8)	2.5	(1,194.8)	(1,185.5)
Income (loss) from discontinued operations, net of tax	$32.4	$(9.9)	$1.0	$(4,096.1)	$(4,072.6)

Basic earnings (loss) per share:
Discontinued operations	$0.15	$(0.04)	$—	$(19.04)	$(18.88)
Weighted average number of shares	217.8	215.0	215.0	215.1	215.7

Diluted earnings (loss) per share:
Discontinued operations	$0.15	$(0.04)	$—	$(19.03)	$(18.86)
Weighted average number of shares	218.1	215.2	215.2	215.3	215.9

Gross profit margin	25.2%	24.9%	24.9%	26.4%	25.3%
Selling, general and administrative expense rate	24.1%	25.3%	24.9%	83.3%	39.2%
Operating income (loss) margin	1.1%	(0.4%)	0.1%	(56.8%)	(13.8%)
Income (loss) from discontinued operations before income taxes as percentage of total revenue	1.2%	(0.4%)	0.1%	(162.0%)	(39.6%)
Effective tax rate	21.0%	15.4%	71.4%	22.6%	22.5%
Income (loss) from discontinued operations, net of tax as percentage of total revenue	0.9%	(0.3%)	—%	(125.4%)	(30.7%)

Reconciliation of Adjusted Gross Profit - Discontinued operations
Gross profit (GAAP)	$871.2	$823.2	$803.3	$859.9	$3,357.6
Deduct: Held for sale - depreciation / amortization	—	—	—	(48.7)	(48.7)
Adjusted gross profit (Non-GAAP)	$871.2	$823.2	$803.3	$811.2	$3,308.9
Adjusted gross profit margin (Non-GAAP)	25.2%	24.9%	24.9%	24.9%	25.0%

T-12a
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
Discontinued Operations
(In millions)
(Unaudited)

	13 Weeks Ended							52 Weeks Ended
	May 4, 2024		August 3, 2024		November 2, 2024		February 1, 2025	February 1, 2025
Reconciliation of Adjusted Selling, General and Administrative Expenses - Discontinued Operations
Selling, general and administrative expenses - GAAP	$835.6		$838.9		$803.9		$2,719.0	$5,197.4
Add: Legal reserve	2.5		—		—		—	2.5
Deduct: Strategic review costs	—		(6.2)		(7.1)		(10.3)	(23.6)
Deduct: Store closure costs	(16.8)		(4.8)		(1.6)		(1.9)	(25.1)
Deduct: Impairment of intangible assets and goodwill	—		—		—		(1,890.5)	(1,890.5)
Deduct: Long-lived asset impairments	—		—		—		(79.6)	(79.6)
Add: Held for sale - depreciation / amortization	—		—		—		35.3	35.3
Adjusted selling, general and administrative expenses (Non-GAAP)	$821.3		$827.9		$795.2		$772.0	$3,216.4
Adjusted selling, general and administrative expense rate	23.7%		25.0%		24.6%		23.6%	24.2%

Reconciliation of Adjusted Operating Income (Loss) - Discontinued Operations
Operating income (loss) (GAAP)	$38.7		$(12.7)		$2.7		$(1,853.5)	$(1,824.8)
Gross profit adjustment:
Deduct: Held for sale - depreciation / amortization	—		—		—		(48.7)	(48.7)
SG&A adjustments:
Deduct: Legal reserve	(2.5)		—		—		—	(2.5)
Add: Strategic review costs	—		6.2		7.1		10.3	23.6
Add: Store closure costs	16.8		4.8		1.6		1.9	25.1
Add: Impairment of intangible assets and goodwill	—		—		—		1,890.5	1,890.5
Add: Long-lived asset impairments	—		—		—		79.6	79.6
Deduct: Held for sale - depreciation / amortization	—		—		—		(35.3)	(35.3)
Adjusted operating income (loss) (Non-GAAP)	$53.0		$(1.7)		$11.4		$44.8	$107.5
Adjusted operating income (loss) margin (Non-GAAP)	1.5%		(0.1%)		0.4%		1.4%	0.8%

Reconciliation of Adjusted Income (Loss) from Discontinued Operations, Net of Tax
Income (loss) from discontinued operations, net of tax (GAAP)	$32.4		$(9.9)		$1.0		$(4,096.1)	$(4,072.6)
Gross profit adjustment:
Deduct: Held for sale - depreciation / amortization	—		—	—	—	—	(48.7)	(48.7)
SG&A adjustments:
Deduct: Legal reserve	(2.5)		—		—		—	(2.5)
Add: Strategic review costs	—		6.2		7.1		10.3	23.6
Add: Store closure costs	16.8		4.8		1.6		1.9	25.1
Add: Impairment of intangible assets and goodwill	—		—		—		1,890.5	1,890.5
Add: Long-lived asset impairments	—		—		—		79.6	79.6
Deduct: Held for sale - depreciation / amortization	—		—		—		(35.3)	(35.3)
Non-operating adjustment:
Add: Non-operating held for sale loss	—		—		—		3,438.8	3,438.8
Provision for income tax adjustments	(3.6)	—	(3.0)		(2.2)		(1,201.9)	(1,210.7)
Adjusted income (loss) from discontinued operations, net of tax (Non-GAAP)	$43.1		$(1.9)		$7.5		$39.1	$87.8
Adjusted income (loss) from discontinued operations, net of tax as percentage of total revenue (Non-GAAP)	1.2%		(0.1%)		0.2%		1.2%	0.7%

T-12b
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
Discontinued Operations
(In millions)
(Unaudited)

	13 Weeks Ended				52 Weeks Ended
	May 4, 2024	August 3, 2024	November 2, 2024	February 1, 2025	February 1, 2025
Reconciliation of Adjusted Diluted Earnings (Loss) Per Share - Discontinued Operations
Diluted earnings (loss) per share - discontinued operations (GAAP)	$0.15	$(0.04)	$—	$(19.03)	$(18.86)
Gross profit adjustment:
Deduct: Held for sale - depreciation / amortization	—	—	—	(0.23)	(0.23)
SG&A adjustments:
Deduct: Legal reserve	(0.01)	—	—	—	(0.01)
Add: Strategic review costs	—	0.03	0.03	0.05	0.11
Add: Store closure costs	0.08	0.02	0.01	0.01	0.12
Add: Impairment of intangible assets and goodwill	—	—	—	8.78	8.76
Add: Long-lived asset impairments	—	—	—	0.37	0.37
Deduct: Held for sale - depreciation / amortization	—	—	—	(0.16)	(0.16)
Non-operating adjustment:
Add: Non-operating held for sale loss	—	—	—	15.97	15.93
Provision for income tax adjustments	(0.02)	(0.01)	(0.01)	(5.58)	(5.61)
Adjusted diluted earnings (loss) per share - Discontinued Operations (Non-GAAP)	$0.20	$(0.01)	$0.03	$0.18	$0.41

Reconciliation of Adjusted Effective Tax Rate
Effective tax rate (GAAP)	21.0%	15.4%	71.4%	22.6%	22.5%
Add/deduct: tax impact of non-GAAP adjustments	1.0%	(185.8%)	(32.9%)	(7.2%)	(0.2%)
Consolidated adjusted effective tax rate (non-GAAP)	22.0%	(170.4%)	38.5%	15.4%	22.3%

Amounts in tables above may not recalculate due to rounding

T-13
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
Consolidated
(In millions)
(Unaudited)

	13 Weeks Ended				52 Weeks Ended
	May 4, 2024	August 3, 2024	November 2, 2024	February 1, 2025	February 1, 2025
Revenues:
Net sales	$7,626.4	$7,372.7	$7,561.7	$8,257.1	$30,817.9
Other revenue	6.4	6.1	6.5	8.7	27.7
Total revenue	7,632.8	7,378.8	7,568.2	8,265.8	30,845.6
Expenses:
Cost of sales	5,278.7	5,158.2	5,224.3	5,517.4	21,178.6
Selling, general and administrative expenses	1,933.5	2,017.5	2,010.5	4,068.3	10,029.8
Operating income (loss)	420.6	203.1	333.4	(1,319.9)	(362.8)

Interest expense, net	24.4	28.9	27.5	21.2	102.0
Other (income) expense, net	0.1	—	0.1	(29.3)	(29.1)
Loss from classification to held for sale	—	—	—	3,438.8	3,438.8
Income (loss) before income taxes	396.1	174.2	305.8	(4,750.6)	(3,874.5)
Provision for income taxes	96.0	41.8	72.5	(1,054.7)	(844.4)
Net income (loss)	$300.1	$132.4	$233.3	$(3,695.9)	$(3,030.1)

Basic earnings (loss) per share:
Total basic earnings (loss) per share	$1.38	$0.62	$1.09	$(17.18)	$(14.05)
Weighted average number of shares	217.8	215.0	215.0	215.1	215.7

Diluted earnings (loss) per share:
Total diluted earnings (loss) per share	$1.38	$0.62	$1.08	$(17.17)	$(14.03)
Weighted average number of shares	218.1	215.2	215.2	215.3	215.9

Gross profit margin	30.8%	30.0%	30.9%	33.2%	31.3%
Selling, general and administrative expense rate	25.3%	27.3%	26.6%	49.2%	32.5%
Operating income (loss) margin	5.5%	2.8%	4.4%	(16.0%)	(1.2%)
Income (loss) before income taxes as percentage of total revenue	5.2%	2.4%	4.0%	(57.5%)	(12.6%)
Effective tax rate	24.2%	24.0%	23.7%	22.2%	21.8%
Net income (loss) margin	3.9%	1.8%	3.1%	(44.7%)	(9.8%)

Reconciliation of Adjusted Gross Profit - Consolidated
Gross profit (GAAP)	$2,347.7	$2,214.5	$2,337.4	$2,739.7	$9,639.3
Deduct: Held for sale - depreciation / amortization	—	—	—	(48.7)	(48.7)
Adjusted gross profit (Non-GAAP)	$2,347.7	$2,214.5	$2,337.4	$2,691.0	$9,590.6
Adjusted gross profit margin (Non-GAAP)	30.8%	30.0%	30.9%	32.6%	31.1%

T-13a
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
Consolidated
(In millions)
(Unaudited)

	13 Weeks Ended				52 Weeks Ended
	May 4, 2024	August 3, 2024	November 2, 2024	February 1, 2025	February 1, 2025
Reconciliation of Adjusted Selling, General and Administrative Expenses - Consolidated
Selling, general and administrative expenses - GAAP	$1,933.5	$2,017.5	$2,010.5	$4,068.3	$10,029.8
Deduct: Strategic review costs	—	(6.2)	(8.3)	(19.4)	(33.9)
Add/Deduct: Severance	—	(2.2)	—	0.2	(2.0)
Deduct: Store closure costs	(17.5)	(6.6)	(1.5)	(1.8)	(27.4)
Deduct: Software impairments and termination costs	—	—	—	(58.3)	(58.3)
Deduct: Stock option acceleration cost	—	—	—	(27.1)	(27.1)
Add: Legal reserve	2.5	—	—	—	2.5
Deduct: Impairment of intangible assets and goodwill	—	—	—	(1,890.5)	(1,890.5)
Deduct: Long-lived asset impairments	—	—	—	(79.6)	(79.6)
Add: Held for sale - depreciation / amortization	—	—	—	35.3	35.3
Adjusted selling, general and administrative expenses (Non-GAAP)	$1,918.5	$2,002.5	$2,000.7	$2,027.1	$7,948.8
Adjusted selling, general and administrative expense rate	25.1%	27.1%	26.4%	24.5%	25.8%

Reconciliation of Adjusted Operating Income (Loss) - Consolidated
Operating income (loss) (GAAP)	$420.6	$203.1	$333.4	$(1,319.9)	$(362.8)
Gross profit adjustment:
Deduct: Held for sale - depreciation / amortization	—	—	—	(48.7)	(48.7)
SG&A adjustments:
Add: Strategic review costs	—	6.2	8.3	19.4	33.9
Add/Deduct: Severance	—	2.2	—	(0.2)	2.0
Add: Store closure costs	17.5	6.6	1.5	1.8	27.4
Add: Software impairments and termination costs	—	—	—	58.3	58.3
Add: Stock option acceleration cost	—	—	—	27.1	27.1
Deduct: Legal reserve	(2.5)	—	—	—	(2.5)
Add: Impairment of intangible assets and goodwill	—	—	—	1,890.5	1,890.5
Add: Long-lived asset impairments	—	—	—	79.6	79.6
Deduct: Held for sale - depreciation / amortization	—	—	—	(35.3)	(35.3)
Adjusted operating income (Non-GAAP)	$435.6	$218.1	$343.2	$672.6	$1,669.5
Adjusted operating income margin (Non-GAAP)	5.7%	3.0%	4.5%	8.1%	5.4%

T-13b
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
Consolidated
(In millions)
(Unaudited)

	13 Weeks Ended				52 Weeks Ended
	May 4, 2024	August 3, 2024	November 2, 2024	February 1, 2025	February 1, 2025
Reconciliation of Adjusted Net Income
Net income (loss) (GAAP)	$300.1	$132.4	$233.3	$(3,695.9)	$(3,030.1)
Gross profit adjustment:
Deduct: Held for sale - depreciation / amortization	—	—	—	(48.7)	(48.7)
SG&A adjustments:
Add: Strategic review costs	—	6.2	8.3	19.4	33.9
Add/Deduct: Severance	—	2.2	—	(0.2)	2.0
Add: Store closure costs	17.5	6.6	1.5	1.8	27.4
Add: Software impairments and termination costs	—	—	—	58.3	58.3
Add: Stock option acceleration cost	—	—	—	27.1	27.1
Deduct: Legal reserve	(2.5)	—	—	—	(2.5)
Add: Impairment of intangible assets and goodwill	—	—	—	1,890.5	1,890.5
Add: Long-lived asset impairments	—	—	—	79.6	79.6
Deduct: Held for sale - depreciation / amortization	—	—	—	(35.3)	(35.3)
Non-operating adjustment:
Deduct: Non-operating insurance gain	—	—	—	(29.7)	(29.7)
Add: Non-operating held for sale loss	—	—	—	3,438.8	3,438.8
Provision for income tax adjustments	(3.6)	(4.0)	(2.5)	(1,211.8)	(1,221.8)
Adjusted net income (Non-GAAP)	$311.5	$143.4	$240.6	$493.9	$1,189.5
Adjusted net income margin (Non-GAAP)	4.1%	1.9%	3.2%	6.0%	3.9%

Reconciliation of Adjusted Diluted Earnings Per Share - Consolidated
Diluted net earnings (loss) per share - consolidated (GAAP)	$1.38	$0.62	$1.08	$(17.17)	$(14.03)
Gross profit adjustment:
Deduct: Held for sale - depreciation / amortization	—	—	—	(0.23)	(0.23)
SG&A adjustments:
Add: Strategic review costs	—	0.03	0.04	0.09	0.16
Add/Deduct: Severance	—	0.01	—	—	0.01
Add: Store closure costs	0.08	0.03	0.01	0.01	0.13
Add: Software impairments and termination costs	—	—	—	0.27	0.27
Add: Stock option acceleration cost	—	—	—	0.13	0.13
Deduct: Legal reserve	(0.01)	—	—	—	(0.01)
Add: Impairment of intangible assets and goodwill	—	—	—	8.78	8.76
Add: Long-lived asset impairments	—	—	—	0.37	0.37
Deduct: Held for sale - depreciation / amortization	—	—	—	(0.16)	(0.16)
Non-operating adjustment:					—
Deduct: Non-operating insurance gain	—	—	—	(0.14)	(0.14)
Add: Non-operating held for sale loss	—	—	—	15.97	15.93
Provision for income tax adjustments	(0.02)	(0.02)	(0.01)	(5.63)	(5.66)
Adjusted diluted net earnings per share - consolidated (Non-GAAP)	$1.43	$0.67	$1.12	$2.29	$5.51

Reconciliation of Adjusted Effective Tax Rate
Effective tax rate (GAAP)	24.2%	24.0%	23.7%	22.2%	21.8%
Add/deduct: tax impact of non-GAAP adjustments	—%	0.2%	0.1%	1.9%	2.3%
Consolidated adjusted effective tax rate (non-GAAP)	24.2%	24.2%	23.8%	24.1%	24.1%

Amounts in tables above may not recalculate due to rounding

T-14
DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

Reconciliation of Net Cash Provided by (Used in) Operating Activities of Continuing Operations to Free Cash Flow from Continuing Operations	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Net cash provided by operating activities of continuing operations (GAAP)	$857.6	$1,190.6	$2,193.3	$2,400.8
Deduct:
Capital expenditures of continuing operations	(294.8)	(482.8)	(1,300.5)	(1,193.8)
Free cash flow from continuing operations (Non-GAAP)	$562.8	$707.8	$892.8	$1,207.0

Net cash used in investing activities of continuing operations (GAAP) (d)	$(287.9)	$(483.0)	$(1,249.4)	$(1,194.8)
Net cash provided by (used in) financing activities (GAAP)	$1.6	$(228.1)	$(411.3)	$(530.0)

(d)	Net cash provided by (used in) investing activities includes capital expenditures, which is included in our computation of free cash flow.